UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 7, 2023

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54851	99-0363802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2683 Via De La Valle, Suite G418, Del Mar, CA 92014

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:   None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORM 8-K

When used in this Current Report on Form 8-K, the terms “company”, “Defense Technologies,” “DTII”, “we,” “us,” “our” and similar terminology, reference Defense Technologies International Corp.

Item  8.01Other Events.

Defense Technologies announces that on March 7, 2023, it finalized a Teaming and Branded Distribution Services Agreement (the “Agreement”) with Williams-Sterling, Inc., located in Winchester, Virginia (“WSI”). WSI is a minority/service disabled veteran-owned and certified business enterprise providing complimentary business lines to government and industry for clients in the federal marketplace. Pursuant to Executive Order secured by Public Law, heads of government agencies are required to significantly increase the number of prime contracts and subcontracts awarded to Service Disabled Veteran-Owned Small Businesses (“SDVOSB”), and directs Federal agencies to develop strategies for implementing the policies set forth in the Order. The Executive Order emphasizes the need to significantly increase the number of prime contracts and subcontracts awarded to SDVOSB's.

WSI is a Department of Veterans Affairs approved Certified Veteran Owned Enterprise.  As a certified SDVOSB, WSI has established distribution and pricing agreements and other manufacturing partnerships, to provide fair and reasonable pricing for commercial off-the-shelf specific solutions to the Department of Veterans Affairs and other eligible federal customers and end users.

Under the terms of the Agreement, Defense Technologies and WSI will work together to identify opportunities where, WSI’s Service-Disabled Veteran Owned (SDVOSB) status and DTII’s “Passive Portal Process” can be joined to target certain off-the-shelf item awards issued by the Federal Government, or solicitations/contracts/purchase orders contracting opportunities, specifically managed through any weapons detection scanning designated Prime Vendor/Program Office. Defense Technologies products covered by the Agreement include the Passive Portal Walk-through Weapons Detection System and EBT Station, and other products manufactured by or for DTII and/or bearing a DTII owned trademark that will be distributed directly to a Government Agency, or its specifically identified program by WSI.

Additionally, DTII appoints WSI for weapons detection opportunities expressly identified with Federal Agencies as a worldwide non-exclusive SDVOSB distributor of Defense Technologies products. Under the Agreement, WSI is not prohibited from using, selling, manufacturing, or promoting products which are competitive with DTII products, and WSI has no volume commitments or purchase requirements, nor marketing or promotional obligations of any kind. Under its terms, either party may terminate the Agreement, without cause, upon ninety (90) days written notice.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995. Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company. Forward-looking statements are based on current expectations and the current economic environment. We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Technologies International Corp.

Date: March 17, 2023	By:	/S/ MERRILL W. MOSES
Merrill W. Moses
President, CEO and
Interim Chief Financial Officer